FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2003

Entrust Financial Services, Inc.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	0-23965	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	File Number)

6795 E. Tennessee Ave., 5th Floor, Denver, CO        80224
(Address of principal executive offices)                      (Zip Code)

(303) 322-6999
(Registrant's telephone number, including area code)

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

References in this document to “us,” “we,’ or “the Company” refer to Entrust Financial Services, Inc, its predecessors and its subsidiaries.

Item 1. Changes in Control of Registrant.
Not Applicable

Item 2. Acquisition or Disposition of Assets.
Not Applicable

Item 3. Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.

On November 19, 2003, our Board of Directors voted to change our Certifying Accountants from Michael Johnson & Co., LLC. to Richey May & Company. The firm of Michael Johnson & Co, LLC were dismissed as of November 19, 2003. As of that date, Richey May & Company formally accepted us as a client for the fiscal 2003 audit. Michael Johnson & Co., LLC. has rendered opinions on our audits for the past two years, including for our fiscal 2002 audit. The change in Certifying Accountants was made so that we could utilize the specific accounting experience and expertise of Richey May & Company.

There were no disagreements between us and Michael Johnson & Co., LLC. with respect to our accounting principals or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former Certifying Accountant’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, the reports of Michael Johnson & Co., LLC. for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Michael Johnson & Co., LLC. to respond fully to inquiries of Richey May & Company concerning our financial statements.

Item 5. Other Events.
Not Applicable

Item 6. Resignation of Registrant’s Directors.
Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 16.3  Michael Johnson & Co, LLC letter

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Regulation FD Disclosure.
Not Applicable

Item 12. Results of Operations and Financial Condition.
Not Applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                             Entrust Financial Services, Inc.

Dated: November 21, 2003                                                                By: /s/ Scott J. Sax
                                                                                                                    Scott J. Sax, President